Registration No. 333-

As filed with the Securities and Exchange Commission on May 13, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRINITY BIOTECH PLC

 (Exact name of registrant as specified in its charter)

Republic of Ireland (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

IDA Business Park

Bray, County Wicklow,

A98 H5C8,

Ireland

+353 1 276 9800

(Address and telephone number of registrant's principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

Tel. (302) 738-6680

 (Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Steven J. Glusband, Esq. Mary Brown, Esq. Carter Ledyard & Milburn LLP 28 Liberty Street New York, New York 10005 (212) 732-3200	David Jones, Esq. Thomas Burke, Esq. Matheson LLP 70 Sir John Rogerson's Quay Dublin 2 Ireland +353 1 232 2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

 † The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine. Pursuant to the provisions of Rule 429 under the Securities Act, the prospectus contained in this Registration Statement also relates to the Existing F-1 (as defined in the Explanatory Note herein). Upon effectiveness, this Registration Statement will also act as a post-effective amendment to the Existing F-1.

EXPLANATORY NOTE

The registrant initially filed a registration statement on Form F-1 (File No. 333-293717) on February 25, 2026 (as supplemented from time to time, the “Existing F-1”), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 3, 2026. The Existing F-1 related to the secondary offering of up to 35,282,966 American Depositary Shares, representing 705,659,320 of the registrant’s ordinary shares.

This registration statement is being filed to convert the Existing F-1 into a registration statement on Form F-3. Pursuant to Rule 429 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), this registration statement, which is a new registration statement, also constitutes a post-effective amendment to the Existing F-1, and  such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.

As of the date hereof, 30,610,740 ordinary shares, represented by 1,530,537 ADSs, registered on the Existing F-1, have been sold by the Selling Securityholder. The remaining 675,048,580 ordinary shares, represented by 33,752,429 ADSs, are the only securities being registered on this registration statement. No additional securities are being registered by this registration statement. All filing fees payable in connection with the registration of the secondary offering covered by this Registration Statement were paid by the registrant at the time of the initial filing of the Existing F-1.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 13, 2026

TRINITY BIOTECH PLC

Secondary offering of up to

33,752,429 American Depositary Shares

representing

675,048,580 Ordinary Shares

On February 24, 2026, Trinity Biotech PLC (the “Company”) entered into a Standby Equity Purchase Agreement (the “Purchase Agreement”) with YA II PN, LTD. (the “Investor”), pursuant to which the Company may, at its option, sell to the Investor up to $25 million in aggregate gross purchase price (the “Commitment Amount”) of American Depositary Shares (“ADSs”), each representing 20 Class A Ordinary Shares of the Company, with a nominal value of $0.0001 per share (the “ordinary shares”). In consideration for entering into the Purchase Agreement, the Company paid the Investor a structuring fee of $35,000 and has caused the depositary of the ADSs to deliver 175,537 ADSs (the “Commitment ADS”) to the Investor. The ADSs that may be sold to the Investor pursuant to the Purchase Agreement will be sold at a price per ADS equal to (a) in the event the Company elects a three Trading Day (as defined in the Purchase Agreement) pricing period, 0.97 multiplied by the lowest daily volume-weighted average price (“VWAP”) of the ADSs during that pricing period, and (b) in the event the Company elects a one Trading Day pricing period, 0.95 multiplied by the VWAP of the ADSs during the pricing period. The Investor is also referred to herein as the “Selling Securityholder.”

This Registration Statement and the related prospectus, as they may be amended or supplemented from time to time, relate to the offer and resale by the Selling Securityholder from time to time of the ordinary shares represented by up to 33,752,429 ADSs pursuant to the Purchase Agreement.  As of the date of this prospectus, the Selling Securityholder has sold an aggregate of 1,530,537 ADSs, including all 175,537 Commitment ADSs and may from time to time offer and resell the remaining ADSs that may be issued pursuant to the Purchase Agreement and are registered hereby.

ADSs representing our ordinary shares are listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “TRIB.”  On May 12, 2026, the closing price of an ADS on Nasdaq was $0.593. The Selling Securityholder may sell the ADSs offered by it as described in this Prospectus from time to time. We will not receive any proceeds from the sale of ADSs by the Selling Securityholder. We will bear all costs, expenses and fees in connection with the registration of ordinary shares represented by the Selling Securityholder’s ADSs. The Selling Securityholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholder in disposing of their ordinary shares.

INVESTING IN THE ADSs INVOLVES A HIGH DEGREE OF RISK.  BEFORE BUYING ANY SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED IN “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 13, 2026.

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Unless expressly stated otherwise, in this prospectus, references to “we”, “us”, “Trinity Biotech” or the “Group” shall mean Trinity Biotech plc and its world-wide subsidiaries, collectively.  References to the “Company” shall mean Trinity Biotech plc. All references to “dollars” or “$” in this prospectus are to U.S. dollars, and all references to “Euro” or “€” are to European Union Euro.

You should read this document together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.  We have not authorized any dealer, salesperson or other person to give any information or to make any representation and you should not rely upon any information or representation not contained or incorporated by reference in this prospectus.  This prospectus does not constitute an offer to sell or the solicitation of an offer to buy ADSs, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy ADSs in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or ADS is sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made.  Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus is not intended to be and is not a prospectus for purposes of: (i) Regulation (EU) 2017/1129 of the European Parliament and of the Council; or (ii) the European Union (Prospectus) Regulations of Ireland 2019; or (iii) the Public Offers and Admissions to Trading Regulations 2024 of the United Kingdom. No offer of shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to European prospectus law or the UK prospectus law. This document has been prepared on the basis that any offer of shares in any relevant European Economic Area member state or the United Kingdom will be made pursuant to an exemption under European prospectus law and the UK prospectus law from the requirement to publish a prospectus for offers of shares and does not constitute an offer or solicitation to anyone to purchase shares in any jurisdiction in which such an offer or solicitation is not authorized nor to any person to whom it is unlawful to make such an offer or solicitation. This document has not been reviewed or approved by the Central Bank of Ireland nor by any other competent or supervisory authority of any other member state of the European Economic Area or the United Kingdom for the purposes of the European Prospectus Regulation, or the UK prospectus law, as applicable. Any representation to the contrary is a criminal offense.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipate,” “estimate,” “plan,” “project,” “potential,” “predict,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “should,” “will,” “would,” “could” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements about:

• the development of future products;

• the potential attributes and benefit of our products and their competitive position;

• our ability to successfully commercialize, or enter into strategic relationships with third parties to commercialize, our products;

• our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;

• statements of our plans and objectives;

• our ability to acquire or in-license new product candidates;

• potential strategic relationships;

• the duration of our patent portfolio;

• the capabilities of our business operations;

• expected future economic performance;

• competition in our market; and

• assumptions underlying statements regarding us or our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

• our substantial indebtedness, which could impair our flexibility and access to capital and adversely affect our financial position;

• our ability to generate or raise sufficient funds to repay our debt as it becomes due and to continue as a going concern;

• our continued listing on the Nasdaq Global Select Market;

• pandemics or other public health emergencies, including ongoing effects of the COVID-19 pandemic;

• the occurrence of hostilities and political instability, including hostilities between Russia and Ukraine and between Hamas and Israel, and recent hostilities in the Middle East involving the United States, Israel, Iran and other countries, resulting volatility and other effects on global economic conditions;

• changes in customer demand;

• our ability to successfully develop and commercialize new products, including our new biosensor related products, including our continuous glucose monitoring (“CGM”) product;

• recalls of our products or liability claims in connection with our products and services and the cost and reputational harm associated with such recalls or claims and with any voluntary corrective actions or regulatory agency enforcement actions;

• delays or failures in our clinical trials and failure to maintain regulatory approvals and clearances to manufacture, market and distribute our products;

• interruptions in production at our principal manufacturing facilities, our third-party manufacturing facilities or our supplier;

• the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones;

• developments and changes in laws and regulations, including increased regulation of our industry through legislative action and revised rules and standards;

• security breaches, cybersecurity attacks and other significant disruptions;

• natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our business and facilities;

• strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses; and

• our ability to obtain and protect rights to the intellectual property necessary for the conduct of our business and the potential costs of enforcing or defending those rights.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks in the section entitled “Risk Factors” on page 5 of this prospectus and on page 3 of our annual report on Form 20-F for the year ended December 31, 2025 incorporated by reference herein. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” and our financial statements and notes thereto that are incorporated by reference in this prospectus. Unless otherwise indicated herein or the context otherwise requires, the terms “Trinity Biotech,” the “Company,” “we,” “us” “our” refer to Trinity Biotech plc and its consolidated subsidiaries.

Our Company

We are a commercial stage biotechnology company focused on diabetes management solutions and human diagnostics, including wearable biosensors. We develop, acquire, manufacture and market diagnostic systems, including both reagents and instrumentation, for the point-of-care and clinical laboratory segments of the diagnostic market and have recently entered the wearable biosensor industry, with the acquisition of the biosensor assets of Waveform Technologies Inc. and intend to develop a range of biosensor devices and related services, starting with a continuous glucose monitoring product. Our products are used to detect infectious diseases and to quantify the level of Haemoglobin A1c and other chemistry parameters in serum, plasma and whole blood. We sell our products directly in the United States and Brazil and in the United Kingdom, Germany and France and through a network of international distributors and strategic partners in approximately 100 countries worldwide.

For a full and comprehensive description of our business, markets and product lines, see our most recent Annual Report on Form 20-F and any updates in our Reports of Foreign Private Issuer on Form 6-K, to the extent that they are incorporated herein by reference.

Corporate Information

Trinity Biotech plc was incorporated as a private limited company registered in Ireland in January 1992 and subsequently re-registered as a public limited company (“plc”) in July 1992. We commenced operations in 1992 and, in October 1992, completed an initial public offering of our securities in the United States. Our principal offices are located at IDA Business Park, Bray, County Wicklow, Ireland and our telephone number is +353 1276 9800. Our North American headquarters is based at 2823 Girts Rd., Jamestown, NY 14701, United States.  Our website is www.trinitybiotech.com. The information on our website is not incorporated by reference herein.

THE OFFERING

ADSs offered by the Selling Securityholder	33,752,429 ADSs (each ADS represents 20 ordinary shares).

Ordinary shares outstanding before the sale by the Selling Securityholder*

405,017,380 ordinary shares (including the ordinary shares represented by the Commitment ADSs and all ordinary shares represented by ADSs sold pursuant to the Purchase Agreement through the date hereof).

Ordinary shares outstanding after sale by the Selling Securityholder*	1,080,065,960 ordinary shares, assuming the sale and issuance of 675,048,580 additional ordinary shares to the Selling Securityholder pursuant to the Purchase Agreement

Use of proceeds

We will not receive any proceeds from the sale of the ADSs offered hereby. However, we may receive gross proceeds of up to $25 million, in aggregate, from the sale of the ADSs that we elect to make to the Selling Securityholder under the Purchase Agreement, although the actual amount of proceeds that we may receive cannot be determined at this time and will depend on the number of ADSs we sell under the Purchase Agreement and market prices at the times of such sales. Through the date hereof, we have sold 1,355,000 ADSs pursuant to the Purchase Agreement, for aggregate gross proceeds of $859,270. We did not receive any cash proceeds from the issuance of the Commitment ADS to the Selling Securityholder under the Purchase Agreement. We intend to use any proceeds from the Selling Securityholder that we receive under the Purchase Agreement for operating expenses, working capital, strategic and general corporate purposes. See the section of this prospectus titled “Use of Proceeds” for more information.

NASDAQ	“TRIB”

Risk Factors

Prospective investors should carefully consider the Risk Factors beginning on page 5 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of certain factors that should be considered before buying the ADSs offered hereby.

* Excludes: 40,017,505 ordinary shares issuable upon exercise of outstanding options at exercise prices that range from US$0.12 to US$1.10 per ordinary share; 66,200,000 ordinary shares represented by ADSs issuable upon the exercise of outstanding warrants; 24,691,358 ordinary shares  represented by ADSs issuable upon conversion of the $20 million convertible note held by MiCo IVD Holdings, LLC, with an ADS conversion price of $16.20 per ADS; and up to 3,359,019,957 ordinary shares represented by ADSs issuable upon conversion of a convertible note and obligations under a conversion rights agreement of funds affiliated with Perceptive Advisors, calculated assuming the minimum conversion price of $0.5061.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 20-F on file with the Commission, as revised or supplemented by our reports subsequently filed after the date hereof with the Commission and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Risks Related to the Offering

It is not possible to predict the actual number of ADSs we will sell to the Selling Securityholder under the Purchase Agreement, or the actual gross proceeds resulting from those sales.

Subject to certain conditions in the Purchase Agreement, the ADSs that may be issued under the Purchase Agreement may be sold by us to the Selling Securityholder at our discretion from time to time.

Although we generally have the right to control the timing and amount of any sales of our ADSs to the Selling Securityholder under the Purchase Agreement, our determination to make the sales will depend upon market conditions and other factors. We may ultimately decide to sell to the Selling Securityholder all or some of the maximum amount of ADSs we are permitted by the Purchase Agreement to sell, or we may decide to sell no additional ADSs under the Purchase Agreement. The number of our ADSs ultimately offered for sale by the Selling Securityholder under this prospectus is dependent upon the number of ADSs we ultimately sell to the Selling Securityholder under the Purchase Agreement.

Any issuance and sale by us under the Purchase Agreement of a substantial amount of ADSs could cause substantial dilution to our shareholders.

Because the purchase price per ADS to be paid by the Selling Securityholder for the ADSs that we may elect to sell under the Purchase Agreement will fluctuate based on the market prices of our ADSs, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of ADSs that we will sell to the Selling Securityholder under the Purchase Agreement, the purchase price per ADS that the Selling Securityholder will pay for those ADSs, or the aggregate gross proceeds that we will receive from those purchases.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of ADSs sold to the Selling Securityholder. If and when we do elect to sell ADSs to the Selling Securityholder pursuant to the Purchase Agreement, after the Selling Securityholder has acquired such ADSs, the Selling Securityholder may resell all, some or none of such ADSs at any time or from time to time in its discretion and at different prices. As a result, investors who purchase ADSs from the Selling Securityholder in this offering at different times will likely pay different prices for those ADSs, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the ADSs they purchase from the Selling Securityholder in this offering as a result of future sales made by us to the Selling Securityholder at prices lower than the prices such investors paid for their ADSs in this offering.

Sales of our ADSs to the Selling Securityholder may cause substantial dilution to our existing shareholders, the sale of the ADS acquired by the Selling Securityholder could cause the price of our ADSs to decline, and the actual number of ADSs we will sell under the Purchase Agreement, at any one time or in total, is uncertain.

This registration statement relates to the resale by the Selling Securityholder from time to time of ADSs that we may sell to the Selling Securityholder from time to time pursuant to the Purchase Agreement. Subject to other limitations and restrictions, the Purchase Agreement permits us to sell up to $25,000,000 of ADS, in the aggregate, to the Selling Securityholder through February 24, 2029. Through the date hereof, we have sold 1,355,000 ADSs pursuant to the Purchase Agreement, for an aggregate purchase price of $859,270. The number of ADSs ultimately offered for sale by the Selling Securityholder under this prospectus is dependent upon the number of ADSs we elect to sell to the Selling Securityholder under the Purchase Agreement.

Depending upon market liquidity at the time, sales of ADSs under the Purchase Agreement may cause the trading price of our ADSs to decline. After the Selling Securityholder has acquired ADSs under the Purchase Agreement, it may sell all, some or none of those ADSs. Sales to the Selling Securityholder by us pursuant to the Purchase Agreement may result in substantial dilution to the interests of other holders of our ADSs and ordinary shares. The sale of a substantial number of ADSs by the Selling Securityholder in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our ADSs to the Selling Securityholder, and the Purchase Agreement may be terminated by us at any time at our discretion without penalty.

The extent to which we rely on the Selling Securityholder as a source of funding will depend on a number of factors, including the prevailing market price of our ADSs and the extent to which we are able to secure working capital from other sources.

Future sales of ADSs or other securities, or exercise or conversion of outstanding convertible instruments, might result in significant dilution and could cause the price of our ADSs to decline.

To raise capital, we may sell our ADS, convertible securities or other equity securities in one or more transactions other than those contemplated by the Purchase Agreement, at prices and in a manner we determine from time to time. Moreover, we have already issued a substantial number of warrants and other convertible instruments, including warrants for the exercise of up to 66,200,000 ordinary shares, and up to 3,359,019,957 ordinary shares represented by ADSs issuable pursuant to the convertible note and conversion rights agreement with funds affiliated with Perceptive Advisors (the “Perceptive Conversion Documents”). Any exercise or conversion of outstanding warrants and other convertible instruments, or sales of additional shares, will dilute our shareholders.

Sales of a substantial number of ADSs in the public market, including resales by holders of our warrants and other convertible instruments, or the perception that these sales might occur, could depress the market price of our ADSs and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our ADSs.

USE OF PROCEEDS

This prospectus relates to ADSs that may be offered and sold from time to time by the Selling Securityholder. We will not receive any proceeds from the sale of ADSs by the Selling Securityholder.

We may receive up to $25 million in total gross proceeds from the sale of the ADSs that we elect to make to the Selling Securityholder pursuant to the Purchase Agreement. Through the date hereof, we have sold 1,355,000 ADSs pursuant to the Purchase Agreement, for aggregate gross proceeds of $859,270. However, we are unable to estimate the actual amount of proceeds that we may receive, as it will depend on the number of ADSs that we choose to sell, our ability to meet the conditions to purchases set forth in the Purchase Agreement, market conditions and the trading price of our ADSs, among other factors. We currently intend to use any proceeds from the Selling Securityholder that we receive under the Purchase Agreement for operating expenses, working capital, strategic and general corporate purposes. We cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of our ADSs pursuant to the Purchase Agreement. Therefore, our management will have broad discretion to determine the specific use for the net proceeds and we may use the proceeds for purposes that are not contemplated at the time of this offering.

The Selling Securityholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholder in disposing of the ADSs. We will bear all other costs, fees and expenses incurred in effecting the registration of the ordinary shares represented by the ADSs covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the Selling Securityholder and our independent registered public accountants.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of December 31, 2025 as derived from our financial statements, which are prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board. The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information incorporated by reference into this prospectus and any prospectus supplement. The table below presents our capitalization and indebtedness (1) on an actual basis and (2) on an as adjusted basis, to give effect to an additional $2,500,000 of term loan borrowing and the capitalization of certain paid-in-kind interest payments for interest periods from January 2026 to April 2026, in each case pursuant to the Limited Waiver and Second Amendment to the Company’s Sixth Amended and Restated Credit Agreement and Guaranty, dated as of April 30, 2026.

	December 31, 2025
(All figures in thousands of U.S. dollars, except for share amounts)	Actual	As Adjusted
Cash and cash equivalents	5,138	7,638
Debt
Exchangeable Notes	210	210
MiCo Convertible Note	16,330	16,330
Senior Secured Term Loan	108,015	114,380
Total debt	124,555	130,920
Equity
Ordinary shares, par value $0.0001 per share	40	40
Share Premium	63,800	63,800
Treasury shares	(24,922)	(24,922)
Equity component of MiCo Convertible Note	6,709	6,709
Reserves	(1,440)	(1,440)
Accumulated deficit	(116,169)	(116,169)
Total shareholders’ equity	(71,982)	(71,982)
Total capitalization	52,573	58,938

The number of ordinary shares in the table above excludes: 40,017,505 ordinary shares issuable upon exercise of outstanding options at exercise prices that range from US$0.12 to US$1.10 per ordinary share; 66,200,000 ordinary shares represented by ADSs issuable upon the exercise of outstanding warrants; 24,691,358 ordinary shares  represented by ADSs issuable upon conversion of the $20 million convertible note held by MiCo IDV Holdings, LLC, with an ADS conversion price of $16.20 per ADS; and 3,359,019,957 ordinary shares represented by ADSs issuable upon conversion of the Perceptive Conversion Documents, assuming the minimum conversion price of $0.5061.

SELLING SECURITYHOLDER

We are registering the ordinary shares represented by the ADSs referred to in this prospectus pursuant to the provisions of the Purchase Agreement we entered into with YA II PN, LTD. on February 24, 2026 in order to permit the Selling Securityholder to offer the ordinary shares represented by the ADSs referred to in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and as set forth elsewhere in this prospectus, YA II PN, LTD. has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Securityholder” means YA II PN, LTD.

The table below presents information regarding the Selling Securityholder and our ordinary shares represented by ADSs that may be resold by the Selling Securityholder from time to time under this prospectus.  This table is prepared based on information supplied to us by the Selling Securityholder, and reflects holdings as of May 11, 2026.  The number of shares in the column “Maximum Number of Shares to be Offered Pursuant to this Prospectus” represents all of our ordinary shares represented by ADSs being offered for resale by the Selling Securityholder under this prospectus. The Selling Securityholder may sell some, all or none of the ADSs being offered for resale in this offering.  We do not know how long the Selling Securityholder will hold the ADSs before selling them and, except as set forth in the section titled “Plan of Distribution” in this prospectus, we are not aware of any existing arrangements between the Selling Securityholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our ordinary shares being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Exchange Act, and includes the ordinary shares with respect to which the Selling Securityholder has sole or shared voting and investment power. The percentage of our ordinary shares beneficially owned by the Selling Securityholder prior to the offering shown in the table below is based on an aggregate of 405,017,380 our ordinary shares outstanding on April 30, 2026. Because the purchase price to be paid by the Selling Securityholder for our ADSs, that we may elect to sell to the Selling Securityholder from time to time under the Purchase Agreement will be determined at the end of the applicable pricing therefor, the actual number of our ADSs that we may sell to the Selling Securityholder under the Purchase Agreement may be fewer than the number of ADSs being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Securityholder of all of our ADSs being offered for resale pursuant to this prospectus.

Name of Selling Securityholder	Number of Ordinary Shares Beneficially Owned Prior to Offering		Maximum Number of Ordinary Shares (represented by ADSs) to be Offered Pursuant to this Prospectus	Number of Ordinary Shares Beneficially Owned After Offering(2)
	Number(1)	Percent		Number	Percent
YA II PN, LTD.(3)	--	*	675,048,580	--	--

 ________

*   Less than 1.0%

(1) In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of ordinary shares beneficially owned prior to the offering all of the ordinary shares represented by ADSs that YA II PN, LTD. may be required to purchase under the Purchase Agreement, because the issuance of such ADSs is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of YA II PN, LTD.’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, purchases of the ADSs under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any ADSs to YA II PN, LTD. to the extent such ADSs, when aggregated with all other shares then beneficially owned by YA II PN, LTD., would cause YA II PN, LTD.’s beneficial ownership of ordinary shares to exceed the 4.99% Beneficial Ownership Limitation.

(2) Assumes the sale of all the ADSs being offered for resale pursuant to this prospectus.

(3) YA II PN, Ltd. is a Cayman Islands exempt company. All investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address of YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.

PLAN OF DISTRIBUTION

On February 24, 2026, we entered into the Purchase Agreement with the Selling Securityholder. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Selling Securityholder is committed to purchase up to $25 million in ADSs during the Commitment Period. From time to time, and at our sole discretion, we may present the Selling Securityholder with Advance Notices (as defined in the Purchase Agreement) to purchase our ADSs. The ADSs would be purchased pursuant to the Purchase Agreement at a price per ADS equal to (a) in the event we elect a three Trading Day (as defined in the Purchase Agreement) pricing period, 0.97 multiplied by the lowest daily volume-weighted average price (“VWAP”) of the ADSs during that pricing period, and (b) in the event we elect a one Trading Day pricing period, 0.95 multiplied by the VWAP of the ADSs during the pricing period as set forth in the Purchase Agreement.

The ADSs offered by this prospectus are being offered by the Selling Securityholder. The Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the Purchase Agreement to provide customary indemnification to the Selling Securityholder.

It is possible that our ADSs may be sold from time to time by the Selling Securityholder in one or more of the following manners:

•                 ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•                 a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                 to a broker-dealer as principal and resale by the broker-dealer for its account;

•                 through brokers, dealers, or underwriters who may act solely as agents;

•                 “at the market” into an existing market for our ADSs;

•                 in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•                 in privately negotiated transactions; or

•                 a combination of any such methods of sale.

We have advised the Selling Securityholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Securityholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

Though we have been advised by the Selling Securityholder and the Selling Securityholder represents in the Purchase Agreement, that the Selling Securityholder is purchasing our shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act or any other applicable securities laws, the Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of our shares by the Selling Securityholder and any discounts, commissions or concessions received by the Selling Securityholder are deemed to be underwriting discounts and commissions under the Securities Act.

Based on the information provided to us by the Selling Securityholder, (a) the Selling Securityholder is not a registered broker-dealer, (b) the Selling Securityholder is affiliated with a registered broker-dealer, (c) the Selling Securityholder acquired the securities in the ordinary course of business and had no agreement or understanding, directly or indirectly, with any person to distribute such securities, and (d) the Selling Securityholder may affect resales through its broker-dealer affiliate, which may receive customary commissions and fees.

The Selling Securityholder has informed us that it intends to use one or more registered broker-dealers, which may include an affiliate of the Selling Securityholder, to effectuate all sales of our shares that it may acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then-current market price. Such registered broker-dealer including any affiliate of the Selling Securityholder may, in some circumstances (for instance if such registered broker-dealer’s involvement is not limited to receiving commission not in excess of the usual and customary distributors’ or sellers’ commissions), be considered to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Securityholder has informed us that each such broker-dealer may receive commissions from the Selling Securityholder for executing such sales for the Selling Securityholder and, if so, such commissions will not exceed customary brokerage commissions. Any affiliated broker-dealer that may participate in the distribution of shares pursuant to this prospectus will do so in compliance with the provisions of Regulation M under the Exchange Act, and, to the extent applicable, FINRA Rule 5121.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our ADSs covered by this prospectus by the Selling Securityholder. We estimate that our total expenses for the offering will be approximately $50,000. As consideration for its irrevocable commitment to purchase our ADSs under the Purchase Agreement, we paid a commitment fee to the Selling Securityholder, payable by the issuance of 175,537 ADSs. We also paid a $35,000 structuring fee to an affiliate of the Selling Securityholder in connection with entry into the Purchase Agreement.

We also agreed to pay Lucid Capital Markets (“Lucid”) a cash fee of 3.75% of the gross proceeds received from each sale that we elect to make pursuant to the Purchase Agreement. We also agreed to reimburse Lucid for its reasonable and documented out-of-pocket costs and expenses in connection with the offering.

This offering will terminate on the date that all ADSs offered by this prospectus have been sold by the Selling Securityholder.

ADSs representing our ordinary shares are currently listed on Nasdaq under the symbol “TRIB”.

DESCRIPTION OF OUR ADSs

The primary trading market for our ADSs is the Nasdaq Global Select Market, where our ADSs are listed and traded under the symbol “TRIB”. The ratio of ADSs to underlying ordinary shares is 1 ADS : 20 ordinary shares. The Bank of New York Mellon is the depositary for the ADSs pursuant to the deposit agreement filed with the Commission on January 27, 2026 as an exhibit to our Form F-6, registration no. 333-292980.

Descriptions of our ordinary shares and ADSs can be found in our Annual Report on Form 20-F for the year ended December 31, 2025, which descriptions are incorporated herein by reference.

TAXATION

A description of taxation affecting our ADSs can be found in our Annual Report on Form 20-F for the year ended December 31, 2025, which description is incorporated herein by reference.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is Puglisi & Associates; 850 Library Avenue, Suite 204; Newark, Delaware 19711. We have agreed to indemnify the authorized representative against liabilities under the Securities Act of 1933.

OFFERING EXPENSES

The following is a statement of the expenses to be incurred by us in connection with the registration of the securities under this registration statement, all of which will be borne by us. All amounts shown are estimates except for the Commission registration fee.

Commission registration fee	$3,537.49
EDGAR and printing fees	$2,000
Legal fees and expenses	$30,000
Accounting fees and expenses	$10,000
Miscellaneous	$4,462.51
Total	$50,000

LEGAL MATTERS

The validity of the securities offered by this prospectus and other legal matters concerning this offering relating to Irish law has been passed upon for us by Matheson LLP. Certain legal matters with respect to U.S. federal law and New York law in connection with this offering will be passed upon for us by Carter Ledyard & Milburn LLP.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form F-3 that we filed with the Commission under the Securities Act.  We refer you to this registration statement for further information about us and the securities offered hereby.

 We file annual and special reports and other information with the Commission (Commission File Number 000-22320). These filings contain important information that does not appear in this prospectus. Our SEC filings are also available on the Commission Internet site at www.sec.gov, which contains periodic reports and other information regarding issuers that file electronically.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual and special reports and other information with the Commission (File Number 000-22320).  These filings contain important information which does not appear in this prospectus. The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the Commission.  We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the Commission on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered.

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, as filed with the Commission on April 30, 2026;
●	Our report of foreign private issuer on Form 6-K (including exhibits thereto) filed with the SEC on and May 6, 2026; and
●	The description of our ADSs contained in our Form 20-F for the fiscal year ended December 31, 2025 filed with the Commission on April 30, 2026.

In addition, we may incorporate by reference into this prospectus our reports on Form 6-K filed after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Trinity Biotech plc, IDA Business Park, Bray, County Wicklow, Ireland, Attn: Corporate Secretary, telephone number +(353) 1 276 9800. You may also obtain information about us by visiting our website at www.trinitybiotech.com. Information contained in our website is not part of this prospectus.

You should rely only on the information contained or incorporated in this prospectus. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus is distributed. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

We are an Irish company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act.  As a result, (i) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (ii) transactions in our equity securities by our principal shareholders are exempt from Section 16 of the Exchange Act; and (iii) we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the Irish experts named in this prospectus, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been advised by counsel that the United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be recognized or enforceable in Ireland.

A judgment of the U.S. courts will be enforced by the Irish courts, by way of separate action in Ireland, if the following general requirements are met: (i) the judgment is for a debt or a definite sum of money; (ii) the procedural rules of the U.S. court must have been observed and the U.S. court must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this rule); and (iii) the judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. If the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment should not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive. However, the Irish courts may refuse to enforce a judgment of the U.S. courts which meets the above requirements in certain circumstances, including: (a) if the judgment was impeached by fraud; (b) if the process and decision of the U.S. courts were contrary to natural or constitutional justice under the laws of Ireland and if the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice; or (c) if the judgment is contrary to Irish public policy or involves certain United States laws which will not be enforced in Ireland or constitute the enforcement of a judgment of a penal or taxation nature.  An application to the Irish courts for the enforcement in Ireland of a judgement of the U.S. courts which meets the above requirements may also be successfully opposed if it can be demonstrated that: (a) jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Irish Superior Courts Rules; (b) there is no practical benefit to the party in whose favor the foreign judgment is made in seeking to have that judgment enforced in Ireland, or (c) the judgment is not consistent with a judgment of an Irish court in respect of the same matter.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in the state and federal courts sitting in the City of New York, Borough of Manhattan arising out of this offering or any purchase or sale of securities in connection therewith. We have not given consent for this agent to accept service of process in connection with any other claim.

TRINITY BIOTECH PLC

Secondary offering of up to

33,752,429 American Depositary Shares

representing

675,048,580 Ordinary Shares

PRELIMINARY PROSPECTUS

May 13, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

The registrant’s constitution provides that every director and other executive officer of the registrant (other than an auditor) shall be indemnified out of the assets of the registrant against any liability incurred by them in defending any proceedings, whether civil or criminal, in relation to their acts or omissions while acting in such office in which judgment is given in their favor or in which they are acquitted or in connection with any application in which relief is granted to them by the court. We have entered into indemnification agreements with directors and senior management. Each such indemnification agreement provides the director or office holder with indemnification permitted under applicable law and to the extent that these liabilities are not covered by directors’ and officers’ insurance.

Item 9.  Exhibits.

The index to exhibits appears below on the page immediately following the signature pages of this Registration Statement.

Item 10.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5) that, for the purpose of determining any liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 8, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in County Wicklow, Ireland, on May 13, 2026.

TRINITY BIOTECH PLC

By:	/s/ John Gillard
John Gillard Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ronan O’Caoimh and John Gillard as his true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on May 13, 2026 by or on behalf of the following persons in the capacities indicated.

Signature	Title

/s/ John Gillard	Chief Executive Officer (Principal Executive Officer), Company Secretary and Director
John Gillard

/s/ Paul Murphy	Interim Chief Financial Officer
Paul Murphy

/s/ Paul Tivnan	Director
Paul Tivnan

/s/ Ronan O’Caoimh	Director
Ronan O’Caoimh

/s/ Andrew Omidvar	Director
Andrew Omidvar

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement on May 13, 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

Exhibit No.	Description of Exhibit

4.1	Amended Constitution of Trinity Biotech plc (included as Exhibit 99.1 to our Report on Form 6-K filed with the Commission on October 23, 2025 and incorporated herein by reference)
4.2

Form of Deposit Agreement dated as of October 21, 1992, as amended and restated, among Trinity Biotech plc, The Bank of New York as Depositary, and all Owners and holders from time to time of American Depositary Receipts issued thereunder (included as Exhibit 1 to our Form F-6 (File No. 333-292980), filed with the Commission on January 27, 2026).

4.3

Standby Equity Purchase Agreement between the Company and the Investor, dated February 24, 2026 (included as Exhibit 99.1 to our Report on Form 6-K filed on February 25, 2026 and incorporated herein by reference).

5.1	Opinion of Matheson LLP.
23.1	Consent of Grant Thornton.
23.2	Consent of Matheson LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to the Registration Statement).
107.1	Filing Fee Table.